UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

IPC Alternative Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-272750	87-1302380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On February 13, 2024, IPC Alternative Real Estate Operating Partnership, LP (the “Operating Partnership”), an entity for which IPC Alternative Real Estate Income Trust, Inc. (the “Company”) acts as general partner, initiated a tender offer pursuant to which it will seek to acquire all of the beneficial interests (“Interests”) in Self-Storage Portfolio V DST (the “Trust”), a Delaware statutory trust (“DST”) whose trustee is Self-Storage Portfolio V Exchange, L.L.C. (the “Trustee”), an affiliate of the Company’s external advisor, from investors in such Trust (the “Investors”) in exchange for cash, Class T Operating Partnership units (“Class T Units”), Class S Operating Partnership units (“Class S Units”), Class D Operating Partnership units (“Class D Units”), or Class I Operating Partnership units (“Class I Units,” and collectively with the Class T Units, Class S Units and Class D Units, the “OP Units”) (the “Transaction”).

The Trust owns 100% of the beneficial interests in AL Self-Storage DST, a Delaware statutory trust (the “AL DST”), and GA Self-Storage DST, a Delaware statutory trust (the “GA DST”, and together with the AL DST, “Sub-DSTs”), which in turn own four self-storage properties (the “Properties”) with a total appraised value from an independent appraiser of $43.8 million. Two of the Properties are located in Montgomery, Alabama and two of the Properties are located in the Atlanta, Georgia metropolitan area. In total, the Properties are comprised of 2,275 storage units, including 1,810 climate-controlled units, that encompass 250,610 square feet.

The Operating Partnership is offering to buy the Interests at an aggregate purchase price of approximately $25.5 million, which is equal to the independently appraised value of the Properties less the indebtedness secured by the Properties and the anticipated expenses arising in the Transaction. The number of OP Units offered to each Investor will be based on the amount of Interests each such Investor owns and the then-current net asset value (“NAV”) per OP Unit (as determined in accordance with the valuation guidelines of the Company). Following the completion of the Transaction, which is anticipated to occur on or about April 1, 2024, the Operating Partnership will own all Interests in the Trust.

The OP Units offered in connection with the Transaction will be offered by the Operating Partnership pursuant to a private offering exempt from registration under the Securities Act of 1933, as amended.

Dealer Manager Agreement

In connection with the Transaction, on February 13, 2024, the Operating Partnership, the Company, and Inland Securities Corporation, an affiliate of the Company’s external advisor (the “Dealer Manager”), entered into a dealer manager agreement (the “Dealer Manager Agreement”) under which the OP Units will be sold through the Dealer Manager to the Investors electing to receive OP Units. Under the Dealer Manager Agreement, the Operating Partnership will pay the Dealer Manager (a) a distribution fee with respect to outstanding Class T Units sold pursuant to the Dealer Manager Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with the valuation guidelines of the Company) of such outstanding Class T Units, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T Units; provided, however, with respect to Class T Units sold through certain selected broker-dealers and registered investment advisors engaged by the Dealer Manager (collectively, “Offering Participants”), the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such Class T Units; (b) a distribution fee with respect to outstanding Class S Units sold pursuant to the Dealer Manager Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Class S Units; and (c) a distribution fee with respect to outstanding Class D Units sold pursuant to the Dealer Manager Agreement that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Class D Units. The Operating Partnership will not pay a distribution fee with respect to Class I Units sold pursuant to the Dealer Manager Agreement.

If, subsequently, the Operating Partnership delivers Class T shares of the Company’s common stock (“REIT Shares”) pursuant to the terms of the Second Amended OP Agreement (as defined below) in exchange for Class T Units sold pursuant to the Dealer Manager Agreement (“Resulting Class T Shares”), Class S REIT Shares in exchange for Class S Units sold pursuant to the Dealer Manager Agreement (“Resulting Class S Shares”), or Class D REIT Shares in exchange for Class D Units sold pursuant to the Dealer Manager Agreement (“Resulting Class D Shares”), in each case pursuant to the terms of the Second Amended OP Agreement, the Company will pay to the Dealer Manager (a) a distribution fee with respect to outstanding Resulting Class T Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with the valuation guidelines of the Company) of such outstanding Resulting Class T Shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Resulting Class T Shares; provided, however, with respect to Resulting Class T Shares for which the prior OP Units were sold through certain Offering Participants, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such REIT Shares; (b) a distribution fee with respect to outstanding Resulting Class S Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Resulting Class S Shares; and (c) a distribution fee with respect to outstanding Resulting Class D Shares that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Resulting Class D Shares. The Company will not pay a distribution fee with respect to Class I Shares.

The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will waive distribution fees to the Operating Partnership or the Company (as applicable) to the extent a broker-dealer is not eligible to receive them.

The Operating Partnership will cease paying the distribution fees with respect to any Class T Unit, Class S Unit or Class D Unit held in a limited partner’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total distribution fees paid with respect to the OP Units held by such limited partner within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in any applicable agreement between the Dealer Manager and the Offering Participant who sold such OP Units at the time such OP Units were issued) of the value of the limited partner’s OP Units received by the limited partner at the closing of the Transaction, as recorded on the Operating Partnership’s books and records. At the end of such month, pursuant to the terms of the Second Amended OP Agreement, each such Class T Unit, Class S Unit and Class D Unit shall automatically and without any action on the part of the holder thereof convert into a number of Class I Units (including any fractional OP Units), each with an equivalent aggregate NAV as such Class T Unit, Class S Unit or Class D Unit as discussed below under “—Second Amended and Restated Limited Partnership Agreement.” The foregoing limitations on distribution fees shall continue to apply if any OP Units are exchanged for REIT Shares pursuant to the Second Amended OP Agreement.

The Dealer Manager and the Operating Partnership have also agreed to provide indemnification as set forth in the Dealer Manager Agreement. Any party may terminate the Dealer Manager Agreement upon 30 days’ written notice.

The foregoing summary of the Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Dealer Manager Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Dealer Manager will enter into agreements with selected broker-dealers and registered investment advisers (“RIAs”) that participate in the Transaction. Copies of the form of selected dealer agreement and form of selected RIA agreement are filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Purchase Obligation Agreement

In connection with the Transaction, on February 13, 2024, the Operating Partnership entered into a purchase obligation agreement (the “Purchase Obligation Agreement”) with the Trust, the Trustee, the AL DST and the GA DST, and Inland Private Capital Corporation (“IPC”), an affiliate of the Company’s external advisor, as a joinder party. Pursuant to the terms of the Purchase Obligation Agreement, in the event an Investor does not elect to receive cash or OP Units in exchange for its Interests as described above, the Operating Partnership will pay the Trust the amount needed to purchase all Interests held by such Investor and the Trustee will cause the Trust to use such funds to redeem all Interests held by such Investor. The Trustee has agreed to support the transactions contemplated by the Purchase Obligation and to cooperate with the Operating Partnership in connection therewith. The Trustee has agreed to not solicit any competing offers for the Interests, but in the event the Trust receives a superior offer to purchase the Interests which the Trustee accepts, the Trustee has agreed to pay the Operating Partnership a break-up fee in the amount of $0.5 million.

The Purchase Obligation Agreement contains standard indemnification terms for real estate transactions and standard representations, warranties and covenants regarding the Properties and the Sub-DSTs. The representations and warranties within the Purchase Obligation Agreement survive the Closing Date (as defined below) for a period of 180 days. The Purchase Obligation Agreement also contains standard conditions to closing for real estate transactions, including that the lender of the loans encumbering the Properties consents to the Operating Partnership’s assumption of such loans and that the master leases for the Properties between the AL DST and the GA DST, respectively, and affiliates of IPC be terminated effective as of the Closing Date. The Operating Partnership has the right to terminate the Purchase Obligation Agreement by written notice at any time prior to the Closing Date.

In connection with the Closing (as defined below), (1) the Operating Partnership will assume the two loans encumbering the Properties with an aggregate balance of approximately $17.7 million and (2) the Trust will terminate its current property management agreements with respect to the Properties and pay the requisite disposition fees to the existing property manager.

The date on which the transactions contemplated in this section shall be consummated is herein referred to as the “Closing Date” and the transactions occurring at that time are herein referred to as “Closing.”

The foregoing summary of the Purchase Obligation Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Obligation Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Second Amended and Restated Limited Partnership Agreement

As mentioned above, the Operating Partnership will offer OP Units to the Investors in exchange for their Interests. On February 13, 2024, the Company, IPC REIT Special Limited Partner, LP, and the limited partners of the Operating Partnership amended the agreement of limited partnership of the Operating Partnership (the “Second Amended OP Agreement”) to provide that OP Units received by investors in connection with an acquisition of beneficial interests of a DST sponsored by IPC will automatically convert into a number of Class I Units equal to the Class T Conversion Rate, Class S Conversion Rate or Class D Conversion rate (as applicable) (as each such term is defined in the Second Amended OP Agreement) at the end of the month in which the Dealer Manager and/or Company, in conjunction with the Operating Partnership’s transfer agent, determines that the distribution fees paid with respect to such OP Units would equal or exceed, in the aggregate, 8.75% (or a lower a limit agreed upon in the applicable selling agreement between the Dealer Manager and the participating broker-dealer that sold such OP Units) of the value of the limited partner’s OP Units received by the limited partner at the closing of the transaction, as recorded on the Operating Partnership’s books and records. The Second Amended OP Agreement also provides that if such OP Units have not converted into Class I Units, such OP Units will automatically and without any action on the part of the holder thereof convert into a number of Class I Units with an equivalent NAV as such Operating Partnership on the earliest of (i) a listing of Class I shares of the Company’s common stock, (ii) the Company’s merger or consolidation with or into another entity in which the Company is not the surviving entity or (iii) the sale or other disposition of all or substantially all of the Company’s assets.

The foregoing summary of the Second Amended OP Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended OP Agreement, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Tax Protection Arrangements

The Company and the Operating Partnership have offered to those Investors that elect to receive OP Units the opportunity to enter into a tax protection agreement (a “Tax Protection Agreement”). The Tax Protection Agreement will provide that: (a) during the five-year period starting on the closing of the Transaction, the Operating Partnership will not dispose of the Properties in a taxable transaction, other than in certain enumerated situations and will indemnify the Investors that receive OP Units for taxes arising to them in the event of a breach of such agreement by the Operating Partnership; and (b) during the 10-year period starting on the closing of the Transaction, the Operating Partnership will provide OP Unit holders with opportunities to ensure that they are allocated sufficient liabilities (including, as applicable, through a guarantee by such holders of indebtedness of the Operating Partnership) to prevent gain from being recognized to them as a result of any deemed distributions that would otherwise arise from a decrease in such OP Unit holder’s share of liabilities of the Operating Partnership.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Dealer Manager Agreement, dated February 13, 2024, by and among IPC Alternative Real Estate Operating Partnership, LP, IPC Alternative Real Estate Income Trust, Inc. (for purposes of Section 4(a)) and Inland Securities Corporation

10.2	Form of Selected Dealer Agreement to be entered into by Inland Securities Corporation in connection with the Transaction

10.3	Form of Selected RIA Agreement to be entered into by Inland Securities Corporation in connection with the Transaction

10.4

Purchase Obligation Agreement, dated February 13, 2024, by and among IPC Alternative Real Estate Operating Partnership, LP and Self-Storage Portfolio V Exchange, L.L.C., in its capacity as signatory trustee of Self-Storage Portfolio V DST, Self-Storage Portfolio V DST, AL Self-Storage DST, and GA Self-Storage DST, and Inland Private Capital Corporation as a joinder party

10.5	Second Amended and Restated Limited Partnership Agreement of IPC Alternative Real Estate Operating Partnership, LP, dated February 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

Date:	February 15, 2024	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer